Exhibit 99.1

CoStar Group First Quarter Revenue Grows 20% and Net Income
Increases 63% Year-Over-Year

WASHINGTON - April 23, 2019 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended March 31, 2019, was $328 million, an increase of 20% over revenue of $274 million for the first quarter of 2018. Net income for the first quarter of 2019 was $85 million, an increase of 63% over net income of $52 million for the first quarter of 2018.

EBITDA for the first quarter of 2019 was $113 million, an increase of 61% versus EBITDA of $70 million for the first quarter of 2018. Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the first quarter of 2019 was $125 million, an increase of 49% compared to adjusted EBITDA of $84 million for the first quarter of 2018.

“The strong revenue and earnings growth we showed in 2018 has continued into the first quarter of 2019,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “In the first quarter of 2019, our sales team generated $48 million in company-wide net new bookings, an increase of 36% year-over-year. Apartments.com had an exceptionally strong sales quarter, growing quarterly net new bookings by 40% year-over-year, exceeding even the record net new bookings level we achieved in the fourth quarter of 2018.”

Florance continued, “Unique visitors to our network of marketplaces grew 29% year-over-year from 38 million in the first quarter of 2018 to 49 million in first quarter of 2019. With strong traffic growth and a robust product development pipeline for Apartments, LoopNet, and CoStar we believe we will continue to deliver strong consistent revenue growth.”

Year 2018-2019 Quarterly Results - Unaudited
(in millions, except per share data)
	2018				2019
	Q1	Q2	Q3	Q4	Q1

Revenues	$274	$297	$306	$316	$328
Net income	52	44	59	84	85
Net income per share - diluted	1.44	1.20	1.61	2.29	2.33
Weighted average outstanding shares - diluted	36.4	36.5	36.5	36.5	36.6

EBITDA	70	64	91	125	113
Adjusted EBITDA	84	85	110	139	125
Non-GAAP net income	60	60	79	102	92
Non-GAAP net income per share - diluted	1.65	1.66	2.16	2.81	2.53

As of March 31, 2019, the Company had approximately $1.2 billion in cash, cash equivalents and long-term investments, and no outstanding debt.

Non-GAAP net income for the first quarter of 2019 (which excludes amortization of acquired intangible assets, stock-based compensation and other items as described below) was $92 million or $2.53 per diluted share, an increase of $32 million or 54% versus the first quarter of 2018.

2019 Outlook
The Company continues to expect revenue in the range of $1,370 million to $1,380 million for the full year of 2019. We expect revenue for the second quarter of 2019 in the range of $333 million to $337 million, representing revenue growth of 13% over the second quarter of 2018 at the midpoint of the range. The revenue growth outlook in the second quarter of 2019 is lower than the reported first quarter revenue growth rate as we passed the anniversary of the ForRent acquisition and discontinued certain ForRent revenue streams that contributed to the 2018 revenue results.

The Company continues to expect adjusted EBITDA in a range of $495 million to $505 million for the full year of 2019. For the second quarter of 2019, the Company expects adjusted EBITDA in a range of $98 million to $102 million.

We expect full-year 2019 non-GAAP net income per diluted share in a range of $9.90 to $10.10, based on 36.7 million shares, an increase of $0.10 at the midpoint versus the previously provided outlook, primarily as a result of increased interest income earned on cash balances. For the second quarter of 2019, we expect non-GAAP net income per diluted share in a range of $1.94 to $2.02 based on 36.7 million shares. These ranges include a non-GAAP tax rate of 25%.

The preceding forward-looking statements reflect CoStar Group’s expectations as of April 23, 2019, including forward-looking non-GAAP financial measures on a consolidated basis. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest and other income (expense), loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2019, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EDT on Tuesday, April 23, 2019 to discuss earnings results for the second quarter and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at investors.costargroup.com. To join the conference call by telephone, please dial (800) 230-1096 (from the United States and Canada) or (612) 332-0107 (from all other countries) and refer to conference code 466402. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 466402. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018

Revenues	$328,425	$273,718
Cost of revenues	71,153	62,477
Gross profit	257,272	211,241

Operating expenses:
Selling and marketing (excluding customer base amortization)	88,094	88,490
Software development	27,928	22,913
General and administrative	40,076	40,590
Customer base amortization	7,682	5,803
	163,780	157,796

Income from operations	93,492	53,445
Interest and other income	4,945	2,987
Interest and other expense	(732)	(690)
Income before income taxes	97,705	55,742
Income tax expense	12,536	3,511
Net income	$85,169	$52,231

Net income per share - basic	$2.35	$1.46
Net income per share - diluted	$2.33	$1.44

Weighted average outstanding shares - basic	36,237	35,893
Weighted average outstanding shares - diluted	36,567	36,350

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income
	Three Months Ended March 31,
	2019	2018
Net income	$85,169	$52,231
Income tax expense	12,536	3,511
Income before income taxes	97,705	55,742
Amortization of acquired intangible assets	13,195	10,411
Stock-based compensation expense	12,029	10,412
Acquisition and integration related costs	249	3,522
Restructuring and related costs	68	—
Non-GAAP income before income taxes	123,246	80,087
Assumed rate for income tax expense *	25%	25%
Assumed provision for income tax expense	(30,812)	(20,022)
Non-GAAP net income	$92,434	$60,065

Net income per share - diluted	$2.33	$1.44
Non-GAAP net income per share - diluted	$2.53	$1.65

Weighted average outstanding shares - basic	36,237	35,893
Weighted average outstanding shares - diluted	36,567	36,350

* A 25% tax rate is assumed for 2019 and 2018, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended March 31,
	2019	2018
Net income	$85,169	$52,231
Amortization of acquired intangible assets in cost of revenues	5,513	4,608
Amortization of acquired intangible assets in operating expenses	7,682	5,803
Depreciation and other amortization	6,464	6,572
Interest and other income	(4,945)	(2,987)
Interest and other expense	732	690
Income tax expense	12,536	3,511
EBITDA	$113,151	$70,428
Stock-based compensation expense	12,029	10,412
Acquisition and integration related costs	249	3,522
Restructuring and related costs	68	—
Adjusted EBITDA	$125,497	$84,362

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,232,817	$1,100,416
Accounts receivable, less allowance of $4,790 and $5,709 as of March 31, 2019 and December 31, 2018, respectively	92,841	89,192
Prepaid expenses and other current assets	20,713	23,690
Total current assets	1,346,371	1,213,298

Long-term investments	10,070	10,070
Deferred income taxes, net	6,451	7,469
Property and equipment, net	85,978	83,303
Lease right-of-use assets	112,042	—
Goodwill	1,612,065	1,611,535
Intangible assets, net	275,750	288,911
Deferred commission costs, net	77,375	76,031
Deposits and other assets	7,274	7,432
Income tax receivable	14,908	14,908
Total assets	$3,548,284	$3,312,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,919	$6,327
Accrued wages and commissions	49,264	45,588
Accrued expenses	36,291	29,821
Deferred gain on the sale of building	—	2,523
Income taxes payable	22,536	14,288
Deferred rent	—	4,153
Lease liabilities	26,062	—
Deferred revenue	56,155	51,459
Total current liabilities	198,227	154,159

Deferred gain on the sale of building	—	13,669
Deferred rent	—	31,944
Deferred income taxes, net	76,682	69,857
Income taxes payable	17,443	17,386
Lease and other long-term liabilities	127,318	4,000
Total liabilities	$419,670	$291,015

Total stockholders’ equity	3,128,614	3,021,942
Total liabilities and stockholders’ equity	$3,548,284	$3,312,957

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net income	$85,169	$52,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,659	16,983
Amortization of deferred commissions costs	12,407	12,006
Amortization of debt issuance costs	219	219
Stock-based compensation expense	12,029	10,412
Deferred income taxes, net	3,702	1,851
Bad debt expense	2,185	1,431
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,835)	(2,511)
Prepaid expenses and other current assets	206	(9,522)
Deferred commissions	(13,729)	(16,263)
Lease right-of-use and other assets	5,138	(3,412)
Accounts payable and other liabilities	18,636	4,288
Deferred revenue	8,708	5,272
Net cash provided by operating activities	148,494	72,985

Investing activities:
Purchases of property and equipment and other assets	(9,429)	(8,617)
Cash paid for acquisitions, net of cash acquired	—	(340,074)
Net cash used in investing activities	(9,429)	(348,691)

Financing activities:
Repurchase of restricted stock to satisfy tax withholding obligations	(18,679)	(15,392)
Proceeds from exercise of stock options and employee stock purchase plan	12,061	10,616
Net cash used in financing activities	(6,618)	(4,776)

Effect of foreign currency exchange rates on cash and cash equivalents	(46)	448
Net increase (decrease) in cash and cash equivalents	132,401	(280,034)
Cash and cash equivalents at the beginning of period	1,100,416	1,211,463
Cash and cash equivalents at the end of period	$1,232,817	$931,429

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended March 31,
	2019			2018
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$140,973	$6,728	$147,701	$123,886	$6,475	$130,361
Information services	16,591	2,259	18,850	12,612	2,448	15,060
Online marketplaces
Multifamily	114,268	—	114,268	87,683	—	87,683
Commercial property and land	47,405	201	47,606	40,614	—	40,614
Total revenues	$319,237	$9,188	$328,425	$264,795	$8,923	$273,718

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended March 31,
	2019	2018
EBITDA
North America	$115,268	$71,055
International	(2,117)	(627)
Total EBITDA	$113,151	$70,428

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2018-2019 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2018				2019
	Q1	Q2	Q3	Q4	Q1

Net income	$52.2	$43.8	$58.8	$83.5	$85.2
Income tax expense	3.5	1.9	14.2	26.1	12.5
Income before income taxes	55.7	45.7	73.0	109.6	97.7
Amortization of acquired intangible assets	10.4	14.1	13.6	13.3	13.2
Stock-based compensation expense	10.4	11.2	9.0	12.1	12.0
Acquisition and integration related costs	3.5	9.5	7.2	1.5	0.2
Restructuring and related costs	—	—	2.3	—	0.1
Non-GAAP income before income taxes	80.1	80.6	105.1	136.5	123.2
Assumed rate for income tax expense *	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(20.0)	(20.1)	(26.3)	(34.1)	(30.8)
Non-GAAP net income	$60.1	$60.4	$78.8	$102.3	$92.4

Non-GAAP net income per share - diluted	$1.65	$1.66	$2.16	$2.81	$2.53

Weighted average outstanding shares - basic	35.9	36.1	36.1	36.1	36.2
Weighted average outstanding shares - diluted	36.4	36.5	36.5	36.5	36.6

* A 25% tax rate is assumed for 2019 and 2018, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2018				2019
	Q1	Q2	Q3	Q4	Q1

Net income	$52.2	$43.8	$58.8	$83.5	$85.2
Amortization of acquired intangible assets	10.4	14.1	13.6	13.3	13.2
Depreciation and other amortization	6.6	6.4	6.8	6.5	6.5
Interest and other income	(3.0)	(2.6)	(3.0)	(4.6)	(4.9)
Interest and other expense	0.7	0.7	0.7	0.7	0.7
Income tax expense	3.5	1.9	14.2	26.1	12.5
EBITDA	$70.4	$64.3	$91.1	$125.5	$113.2
Stock-based compensation expense	10.4	11.2	9.0	12.1	12.0
Acquisition and integration related costs	3.5	9.5	7.2	1.5	0.2
Restructuring and related costs	—	—	2.3	—	0.1
Adjusted EBITDA	$84.4	$85.1	$109.6	$139.0	$125.5

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended June 30, 2019		Ended December 31, 2019
	Low	High	Low	High

Net income	$51,000	$55,000	$285,000	$296,000
Income tax expense	17,000	19,000	95,000	99,000
Income before income taxes	68,000	74,000	380,000	395,000
Amortization of acquired intangible assets	12,000	12,000	48,000	48,000
Stock-based compensation expense	14,000	13,000	54,000	50,000
Acquisition and integration related costs	1,000	—	2,000	1,000
Non-GAAP income before income taxes	95,000	99,000	484,000	494,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(23,800)	(24,800)	(120,500)	(123,500)
Non-GAAP net income	$71,200	$74,200	$363,500	$370,500

Net income per share - diluted	$1.39	$1.50	$7.77	$8.07
Non-GAAP net income per share - diluted	$1.94	$2.02	$9.90	$10.10

Weighted average outstanding shares - diluted	36,700	36,700	36,700	36,700

* A 25% tax rate is assumed, which approximates our statutory corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended June 30, 2019		Ended December 31, 2019
	Low	High	Low	High
Net income	$51,000	$55,000	$285,000	$296,000
Amortization of acquired intangible assets	12,000	12,000	48,000	48,000
Depreciation and other amortization	7,000	7,000	26,000	26,000
Interest and other expense, net	(4,000)	(4,000)	(15,000)	(15,000)
Income tax expense	17,000	19,000	95,000	99,000
Stock-based compensation expense	14,000	13,000	54,000	50,000
Acquisition and integration related costs	1,000	—	2,000	1,000
Adjusted EBITDA	$98,000	$102,000	$495,000	$505,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Vice President
Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with nearly 6 million monthly unique visitors. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group’s websites attracted an average of over 49 million unique monthly visitors in aggregate in the first quarter of 2019. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of over 3,700 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, and sales; the risk that the Company is unable to sustain current revenue and earnings growth rates or increase them; the risk that strong traffic growth and the company’s product development pipeline do not result in strong consistent revenue growth as stated in this release; the risk that revenues for the second quarter and full year 2019 will not be as stated in this press release; the risk that net income for the second quarter and full year 2019 will not be as stated in this press release; the risk that adjusted EBITDA for the second quarter and full year 2019 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the second quarter and full year 2019 will not be as stated in this press release; and the risk that the tax rate estimates stated in this press release are incorrect or may change. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2018, which is filed with the SEC, including in the “Risk Factors” section of that filing, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.